Exhibit 10.7

Taipei Fubon Bank, Taipei

Letter of Approval of Credit

Date: 23 August 2023

(230823-TFB01399725)

To: YMA Corporation

(hereinafter referred to as “Customer”)

Dear Sirs,

Fubon Commercial Bank of Taipei Co., Ltd. (the “Bank”) will, subject to the terms and conditions set out below and the master letter of grant (“Master Letter of Grant”) signed and delivered by you provide or extend the following credit limit.

The terms and phrases defined in the Master Letter of Grant are applicable in in this Letter of Approval.

This Letter of Approval overrides the previous letter of approval (if any) signed between the previous Customer and the Bank.

1. Approved terms and conditions of credit:

(1), credit lines:

Item: A

i. Nature of credit: General Working Capital - Operating Capital

ii. Amount: NTD $10 million

iii. Maturity/period/mode of use/mode of repayment of principal interest:

(1). until August 31, 2024

(2). the maximum period of each credit is 180 days

(3). revolving

(4). Per monthly interest payment

(5). settlement at maturity

iv. Interest Rate / Fee:

Use of Taiwan Dollars

(hereinafter referred to as the “Date of Booking”) one-month TAIBOR, INCHANGE LUTTER CO., LTD.

+1.35% divided by 0.946. Regular one-month maneuverable.

Fees:

Credit Guarantee Fee Rate 0.685% per annum

Waiver of credit establishment fees, account management fees, credit conditions change operation fees, and loan transfer operation fees.

v. Interest Payment Dates:

In accordance with the Master Letter of Grant.

Item: H

i. Nature of credit: General Working Capital - Operating Capital

ii. Amount: NTD $20 million

ii. Maturity / Period / Use / Repayment of principal interest :

(1). 48 months from the date of initial allocation

(2). non-revolving - one-time use

(3). per monthly interest payment

(4). the grace period is 12 months starting from the first transfer date. After that, one month will be used as a period, and the principal will be amortized evenly in 36 periods.

iv. Interest rate/fees

1. Use of Taiwan Dollars

Flexible interest rate

The two-year flexible interest rate will be +0.5%, including tax, fixed by Chunghwa Post Co., Ltd., immediate maneuverable.

2. Interest subsidy period: one year from the date of the borrowing period of each application for use or from the date on which the maximum interest subsidy is reached.

3. Subsidized interest rate: The fixed two-year mobile interest rate of Chunghwa Zheng Co., Ltd.

4. Fees:

Waiver of credit establishment fees, account management fees, credit conditions change operation fees, and loan transfer operation fees.

The guarantee fee rate shall be 0.1% per annum

v. Interest Payment Dates:

In accordance with the Master Letter of Grant.

(2) Guarantor:

Chiang Jing Bin

(3) Terms and conditions of guarantee:

A: Small and Medium-sized Enterprises Credit Guarantee Fund, with a guarantee of 70% of the total amount.

H: Small and Medium-sized Enterprises Credit Guarantee Fund, with a guarantee of 80% of the total amount.

(4) Pre-use Achievement Conditions:

A

N.A.

H

Transfer period: the first transfer will be completed before November 6, 2023.

(5) Post-use tracking conditions:

A and H

N.A.

(6) other:

Please increase the capital of company to improve the financial structure.

Prerequisites for First Use

Customer’s application for first use under any credit line shall be subject to the following documents in the form and content received by the Bank approved by the Bank.

of the Project:

a. duly signed by the Customer [and the sponsor/guarantee] and other correspondence documents as defined in the Master Grant)

6 Signing and delivering of Letter of Approval, Letter of Grant and other Letter of Credit on behalf of the Customer [and Sponsor/Provider of Guarantee]

supporting documents that are necessary for authorization or confirmation;

c. Confirmation by the sponsor/provider, if applicable, signed by the sponsor and the provider of personal security;

d. The authorized officer provides credit documents and credit documents on behalf of the Customer and the insurer/insured goods, or is required to provide credit documents on behalf of the Customer or with supporting documents for the authorization of the relevant instruments of notification and other documents and the signature of the certified officers;

e, articles of association or other documents of association of the Customer (and sponsor/provider of collateral), business license company registration certificate, or other equivalent documents, hereby certify that the Customer [and the Sponsor/Provider of Guarantees] has incorporated a legal establishment and is licensed to carry on the current trade.

and still in force;

f. Clear documents, where applicable, in respect of which a security has been created in the relevant jurisdiction and which are self-enforceable;

g. Application for use signed on behalf of the Customer with an authorized signature accepted by the Bank;

h, a promissory note duly issued by the customer, if applicable; and

i. Any other similar documents, information or supporting documents that the Bank may request from time to time.

Prerequisites for Individual Use

Under the credit lines, the Government is obliged to allocate funds for subsequent operations if the following preconditions:

a. the Customer’s warranty and guarantor or guarantor in the Letter of Grant at the time of submission of the application for and use of the relevant use

“Where applicable, the statement and undertaking in respect of the undertaking or relevant documents are true and correct.”

based on the facts and circumstances that existed at the time;

(b) the default did not occur and continued at the time of submission of the application for use and the use, or was caused by the use; and application for use signed on behalf of the Customer with an authorized signature accepted by the Bank.

Other conditions:

(1) Customer’s request to use all or part of the credit lines shall be made to the Bank on the terms and conditions set out in this Letter of Approval before the Bank expressly agrees to the customer’s request for electricity, or provides the relevant credibility to the customer. The Bank does not undertake to provide the relevant information credit line

(2) Notwithstanding other provisions of this Credit Grant Approval, credit lines are uncommitted credit lines and the Bank may review the credit lines at any time

The Bank reserves the right at any time to alter, modify, suspend, reduce or cancel any credit lines, or to prescribe them in advance of the eventually

The Bank may change the terms and conditions of credit (including interest rate) at any time without the consent of other parties.

(3) Regarding annual credit (excluding credit lines secured by bank guarantees/guaranteed letters of credit, direct credit lines to people in mainland China) and to obtain the credibility of the guarantor’s guarantor (e.g. deposit, real estate) in Mainland China), if the Customer applies for renewal and is subject to review by the Bank.

The credit will be renewed for another year. If a customer applies for use after the issue of a new Letter of Approval, the customer will be deemed to have consented.

Acceptance of new Letter of Approval subject to the same conditions as the existing Letter of Approval

(4) The addendum to this Letter of Approval forms part of the Letter of Grant signed by the Customer and the Bank.Failure to comply with this Letter of Approval

The decision should be made in accordance with the Master Letter, the power application and other credit documents (as defined in the Master Letter).

(5) If the contents of the resolution are inconsistent with those contained in this Letter of Approval, the content of the resolution of the Board of Directors’ meeting shall be subject to the approval of the Bank.

The Bank will use the resolution of the Children’s Meeting as a condition of communication between the two parties.

(6) Customer shall ensure that there is no excess use (i.e. the amount of credit granted in this Letter of Approval) other than with the written consent of the Bank without further notice or the overdraft limit provided by the Bank.

The excess of the credit limit plus interest will be repaid to the Bank.

(7) If the target interest rate applied on the pricing day is not quoted in the open market due to the regional non-operating days in which the rate is priced, the target interest rate shall remain fixed

Latest offered interest rate prior to the date of price

(8) If the market fails to provide the benchmark interest rate or the benchmark interest rate does not reflect the cost of the Bank’s funds, the benchmark interest rate will be electrically charged

The Bank’s capital costs or other interest rates agreed upon by the Customer and the Bank in respect of the relevant appropriations.

(9) “If the interest rate adjustment date is not open to the Bank, the corresponding index rate quoted by the Bank during the preceding business day may be used as the basis for valuation.”

quoted at overnight call rate (Note)

(Note) Overnight Call Rate: SOFR (Secured Over Night Rate), SONIA (Sterling)

Overnight Index Average (ESTR) - ESTR (Euro Short Term Rate) • SARON (Swiss Average Rate)

Overnight ·TONA (Tokyo Overnight Average. Rate) SORA (Singapore Overnight Rate)

Average) 30 Day Average SOFR (30 Day Average Secured Night Financial Rate)

(10) quoted at the overnight call rate Borrowing white or adjustment white Borrowing white Borrowing white Borrowing white Borrowing white Borrowing white Borrowing white Borrowing white Borrowing white Borrowing white Borrowing white Borrowing white Borrowing white Market day Borrowing white

Calculated at the interest rate provided by the benchmark market on the previous business day.

Note “Market Business Days at Base Rate” means the benchmark interest shown in the Lettering Agreements Rates fields of this Letter of Approval.

business days of the local market.

This Letter of Approval shall be interpreted and applied in accordance with the laws and regulations of the Republic of China.

(12) This loan is subject to a maximum mortgage secured claim in respect of the security,

3. Base Rate Change Agreement

If the applicable basic interest rate is withdrawn during the credit period, the Bank has the right to notify the customer in writing to use the open market index interest rate designated by the Bank for that currency as the replacement interest rate.

If the customer does not agree with the interest rate stated in the written notification, the interest rate should be paid to the Bank at “Within the time limit for negotiation of the notice, if the parties reach an agreement before the time limit for negotiation, the Customer’s letter of credit will expire on the date of negotiation”

After 30 days, the customer should pay off the credit obligation immediately for the credit obligation immediately.

Within 3 months from the date of issue of this Letter of Approval, Customer signs the relevant documents (including, but not limited to, this Letter of Approval, Master Grant, letter and other documents required by the Bank) to be delivered to the Bank if the Customer fails to provide the aforesaid documents. The Bank will cancel the credit amount.

customers without notice.

Taipei Fubon Commercial Bank Limited.

Customer Name:

YMA Corporation.

Authorized Signature Representative: Chiang Jing Bin

Title: Chairman of the Board

29 August 2023 AD